UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2007

MONARCH FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-52032	20-4985388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Executive Boulevard Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 389-5111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Litigation

Monarch Financial Holdings desires to keep its shareholders and the public aware of developments in the litigation related to the recent hiring of Monarch Mortgage employees. Monarch Bank is a wholly owned subsidiary of Monarch Financial Holdings, Inc. and Monarch Mortgage is a division of Monarch Bank. Prior to June 2007 Monarch Mortgage traded as Monarch Home Funding.

On Monday, June 11, 2007, Resource Bank, a Virginia Beach based bank owned by Fulton Financial of Lancaster, Pennsylvania, filed a lawsuit against Monarch Bank and fourteen new employees of Monarch Mortgage in the Circuit Court for the City of Norfolk, Virginia. The lawsuit is related to the recent hiring by Monarch of mortgage company employees from Resource Mortgage, a division of Resource Bank and Fulton Financial. The Bank was named in four of the nine counts in the lawsuit. The lawsuit seeks $15,000,000 in compensatory and $350,000 in punitive damages from Monarch and the individual defendants. Resource/Fulton filed suit after a complaint was filed in Virginia Beach Circuit Court on Friday, June 8, 2007, by two of the ex-senior managers of Resource Mortgage, who are now employees of Monarch Bank, related to compensation and other post-employment issues.

On Thursday, June 14th Norfolk Circuit Court rejected Resource/Fulton’s argument to hear the case in Norfolk and transferred the case to Virginia Beach Circuit Court. The presiding judge noted that there was already a related suit in Virginia Beach Circuit Court, that Resource was headquartered in Virginia Beach and that Monarch was headquartered in Chesapeake, and that none of the individual defendants resided or worked in Norfolk. The case was immediately transferred to Virginia Beach Circuit Court.

On Friday, June 15th, the Virginia Beach Circuit Court heard Resource/Fulton’s motion for a temporary injunction to enjoin Monarch and the Mortgage employees as to certain actions and seeking the return of any Resource documents or files that were removed by departing employees. Prior to that hearing Monarch, through its counsel, had returned any allegedly applicable files and documents to Resource/Fulton and each employee certified that all documents had been returned and electronic documents had been destroyed. After hearing Resource/Fulton’s evidence, the Court found there was no immediate irreparable harm and denied the injunction.

Following the injunction hearing, Resource/Fulton dismissed its original counsel and hired a different law firm to represent it in this case.

On Wednesday, July 11, 2007, Resource Bank/Fulton filed an amended complaint against Monarch Bank and sixteen new employees of Monarch Mortgage in Virginia Beach Circuit Court. The Bank was named in three counts for misappropriation of trade secrets, tortuous interference with contractual relationships and statutory business conspiracy. The lawsuit continues to seek $15,000,000 in compensatory and $350,000 in punitive damages from Monarch and the individual defendants.

Monarch continues to believe the claims against the Bank are without merit, and will aggressively defend this suit. Virginia has strong employment at will laws, and at all times Monarch acted properly and above-board with respect to hiring the individuals named in the amended complaint and in its actions involving Resource/Fulton. A large portion of the team that joined Monarch worked together not only at Resource Mortgage, but also at First Coastal Mortgage, prior to joining Resource in 1999.

The Company’s common stock is traded over the counter under the symbol MNRK.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC.

Date: July 13, 2007	/s/ Brad E. Schwartz
Brad E. Schwartz, Executive Vice President Chief Financial & Operating Officer

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